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                                                                   Exhibit 23.2




CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Donnelly Corporation
Holland, Michigan


We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form F-4, as amended, of our reports dated February 13, 2002, relating to the combined consolidated financial statements and schedule of Donnelly Corporation appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2001.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


/s/ BDO Seidman, LLP



Grand Rapids, Michigan
August 28, 2002